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                                                             March 25, 1996

Dear Shareholder:

         Attached are proxy materials for a Special Meeting of Shareholders of Midas Fund, Inc. (the "Fund"). Please take this opportunity to review the proxy statement and sign and return the proxy card in the special window pouch inside the large mailing envelope. Your vote is important and must be counted, no matter how many or how few shares you own. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSALS.

About the Proposals

         The Board of Directors is asking shareholders to approve proposals to simplify and modernize the Fund's current fundamental investment limitation provisions which are required to be fundamental and to reclassify as non-fundamental and to amend or eliminate, if appropriate, provisions which are not required to be fundamental (the "Proposals"). The Board of Directors believes that adoption of the Proposals will maximize the Fund's flexibility to respond to changes in regulatory, business or industry conditions. THE PROPOSALS WILL NOT CHANGE THE FUND'S FUNDAMENTAL INVESTMENT OBJECTIVES. As in the past, the Fund will seek primarily capital appreciation and protection against inflation and, secondarily, current income. Likewise, the Fund's investment approach and existing portfolio management will be unaffected by the Proposals. The Board of Directors recommends the Proposals, however, in order to provide the Fund flexibility to respond to changes in regulatory, business or industry conditions.

Your Vote is Important - Please Return the Proxy Card Promptly

         Your vote is extremely important and you are urged to promptly complete and return the proxy card using the enclosed postage-paid envelope. If you have any questions, please call our Investor Service Representatives at 1-800-400-MIDAS, who will be happy to assist you.

                                                Sincerely,

                                                The Board of Directors

PLEASE VOTE IMMEDIATELY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD.
               Otherwise, your Fund may incur needless expense to solicit sufficient votes for the meeting.

                                MIDAS FUND, INC.
                                11 Hanover Square
                            New York, New York 10005
                                   ----------

                                    NOTICE OF
                         SPECIAL MEETING OF SHAREHOLDERS
                          to be held on April 25, 1996
                                    ---------


TO THE SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Meeting") of Midas Fund, Inc. (the "Fund") will be held at the offices of the Fund at 11 Hanover Square, New York, New York 10005, on April 25, 1996 at 10:00 a.m. Eastern time, for the following purposes:

1.To amend, in part, and amend and reclassify, in part, the Fund's fundamental investment provision regarding lending and investments in repurchase agreements which mature in more than seven days;

2.To amend the Fund's fundamental  investment  provision regarding borrowing and the issuance of senior securities;
3.To amend the Fund's fundamental investment provision regarding underwriting securities;

4.To amend the Fund's fundamental investment provision regarding the purchase or sale of real estate;

5.To amend and reclassify the Fund's fundamental investment provision regarding commodities;

6.To amend  and  reclassify  the  Fund's   fundamental   restriction   regarding
     investments in exploration or development programs, such as oil or gas programs;

7.To amend and reclassify the Fund's fundamental investment provision regarding margin purchases and short sales;

8.To amend and reclassify the Fund's fundamental investment provision regarding investments in other investment companies;

9.To amend and reclassify the Fund's fundamental investment provision regarding pledging or mortgaging its assets;

10To amend and reclassify the Fund's fundamental investment provision regarding investments in securities of unseasoned issuers;

11To amend and reclassify the Fund's fundamental investment provision regarding investments in securities of a company if those officers or directors of the Fund, who own 1/2 of 1% or more of the company's securities, own together more than 5% of the company's securities;

12.Toamend and reclassify the Fund's fundamental investment provision regarding the purchase of restricted securities;

13.Toeliminate the Fund's fundamental investment provision regarding the Fund's investments in a single issuer; and

14.Totransact such other business as may properly come before the Meeting or any adjournment thereof.

         Shareholders of record at the close of business on February 15, 1996, are entitled to notice of, and to vote at, the Meeting. We sincerely hope that you can attend the Meeting. Whether or not you will attend, however, we urge you to promptly complete, sign and return the enclosed proxy card, so that a quorum will be present and a maximum number of shares may be voted.

                                      By order of the Board of Directors,



                                      WILLIAM J. MAYNARD
                                      Secretary

March 25, 1996


                           YOUR VOTE IS VERY IMPORTANT
                        NO MATTER HOW MANY SHARES YOU OWN


In order to avoid the additional expense of further solicitations, we ask your cooperation in mailing your proxy card promptly if you do not expect to attend the Meeting. No postage is necessary.

                                 PROXY STATEMENT

                                MIDAS FUND, INC.
                                11 HANOVER SQUARE
                            NEW YORK, NEW YORK 10005
                                 1-800-400-MIDAS
                                   -----------

                         SPECIAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                 APRIL 25, 1996

                                   -----------


         This proxy statement is being furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Midas Fund, Inc. (the "Fund"). These proxies are to be used at a Special Meeting of Shareholders and at any adjournment thereof (the "Meeting") to be held at the offices of the Fund, 11 Hanover Square, New York, New York 10005, on April 25, 1996 at 10:00 a.m. Eastern time. Copies of this proxy statement will first be mailed to shareholders on or about March 25, 1996.

         At least one-third of the shares outstanding on February 15, 1996, the record date, represented in person or by proxy, must be present to form a quorum for the transaction of business at the Meeting. If a quorum is not present at the Meeting or a quorum is present but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies which they are entitled to vote for any such proposal in favor of such an adjournment and will vote those proxies required to be voted against any such proposal against such adjournment. A shareholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

         Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other person entitled to vote and for which the broker does not have discretionary voting authority. Abstentions and broker non-votes will be counted as shares present for purposes of determining whether a quorum is present but will not be voted for or against any adjournment or proposal. Accordingly, abstentions and broker non-votes effectively will be a vote against adjournment or against any proposal where the required vote is a percentage of the shares present or outstanding. Abstentions and broker non-votes will not be counted, however as votes cast for purposes of determining whether sufficient votes have been received to approve a proposal.

         The individuals named as proxies on the enclosed proxy card will vote in accordance with your direction as indicated thereon if your proxy card is received properly executed by you or your duly appointed agent or attorney-in-fact. If you sign, date and return the proxy card, but give no voting instructions, your shares will be voted in favor of the proposals described in the proxy statement. In addition, if you sign, date and return the enclosed proxy card, but give no voting instructions, the duly appointed proxies may, in their discretion, vote upon such other matters as may come before the Meeting. The proxy card may be revoked by giving another proxy or by letter or telegram revoking such proxy. To be effective, such revocation must be received by the Fund prior to the Meeting and must indicate your name and account number. In addition, if you attend the Meeting in person you may, if you wish, vote by ballot at the Meeting, thereby canceling any proxy previously given.

         As of February 15, 1996, the record date, there were 10,658,394 shares of common stock outstanding. Shareholders will be entitled to one vote for each share held on that date. Charles Schwab & Co., 101 Montgomery Street, San Francisco, CA 94104, beneficially owned 1,378,954 shares, representing approximately 12.94% of the Fund's outstanding shares, as of the record date. Management does not know of any other single shareholder or "group" (as that term is used in Section 13(d) of the Securities Exchange Act of 1934) who beneficially owns 5% or more of the shares of the Fund. Directors and officers of the Fund own in the aggregate less than 1% of the outstanding shares of the Fund. The Fund will furnish, without charge, a copy of the annual report and the most recent semi-annual report succeeding the annual report, to shareholders upon written request to Midas Fund, Inc., 11 Hanover Square, New York, New York 10005, or by calling 1-800-400-MIDAS.

          Midas Management Corporation (the "Investment Manager") serves as the Fund's Investment Manager. Investor Service Center, Inc. (the "Distributor") acts as the Fund's principal agent for the sale of Fund shares. The principal business address of the Investment Manager and the Distributor is 11 Hanover Square, New York, New York 10005. Lion Resource Management Limited is the Fund's Subadviser.
The principal business address of the Subadviser is 7-8 Kendrick Mews, London, U.K. SW7 3HG.

                 THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE
            PROPOSALS AND RECOMMENDS THAT YOU VOTE IN FAVOR OF THEM.



                             PROPOSALS 1 THROUGH 13

                  APPROVAL OF THE AMENDMENT, RECLASSIFICATION,
               OR ELIMINATION OF CERTAIN OF THE FUND'S FUNDAMENTAL
                              INVESTMENT PROVISIONS

         The Investment Company Act of 1940 ("1940 Act") requires an investment company such as the Fund to have certain specific investment limitations that can be changed only by a shareholder vote. Investment companies may also elect to designate other limitations as changeable only by a shareholder vote. Both types of limitations are often referred to as "fundamental" provisions. Some fundamental provisions have been adopted in the past by the Fund to reflect certain regulatory, business, or industry conditions which are no longer in effect or valid. Accordingly, the Board of Directors has reviewed the Fund's fundamental provisions with the following goals: (i) to simplify and modernize the Fund's provisions which are required to be fundamental; and (ii) to reclassify as non-fundamental and to amend or eliminate, if appropriate, provisions which are not required to be fundamental under state securities laws or the 1940 Act. Non-fundamental provisions can be changed by the Board of Directors without shareholder approval.

         Proposals 1 through 13 seek shareholder approval of changes which are intended to accomplish the foregoing goals. THE PROPOSED CHANGES TO THE
FUNDAMENTAL PROVISIONS ARE DISCUSSED IN DETAIL BELOW AND THE PROPOSED FUNDAMENTAL AND NON-FUNDAMENTAL LIMITATIONS ARE STATED IN FULL IN EXHIBIT A. In addition to these proposed changes, the Fund's Board of Directors has approved amendments to the Fund's non-fundamental investment policies. Those amendments are described in the supplement to the Fund's Prospectus that accompanies this proxy statement. With respect to each limitation, if a percentage restriction is adhered to at the time of an investment or transaction, a later increase or decrease in percentage resulting from a change in the values of the Fund's portfolio securities or the amount of its total assets will not be considered a violation of the fundamental restriction.

         By reducing to a minimum those provisions which can be changed only by shareholder vote, the Fund would be able to avoid the costs and delay associated with another shareholder meeting, and the Board of Directors believes that the Investment Manager's ability to manage the Fund's portfolio in a changing regulatory or investment environment will be enhanced. The favorable vote of a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, is required to approve each Proposal. As defined in the 1940 Act, a majority of the outstanding voting securities means the lesser of (a) 67% of the Fund's shares present at a meeting of shareholders if the owners of more than 50% of the shares of the Fund then outstanding are present in person or by proxy or (b) more than 50% of the Fund's outstanding shares.

Amendment of Certain Provisions

PROPOSAL 1: PROPOSED AMENDMENT, IN PART, AND AMENDMENT AND RECLASSIFICATION, IN PART, OF THE FUND'S FUNDAMENTAL INVESTMENT PROVISION REGARDING LENDING AND INVESTMENTS IN REPURCHASE AGREEMENTS WHICH MATURE IN MORE THAN SEVEN DAYS.

         The Fund currently has a fundamental restriction prohibiting the Fund from making cash loans. The Fund is also subject to a non-fundamental investment policy that permits the Fund to lend securities representing up to 25% of its net assets. The Board of Directors proposes to amend the Fund's fundamental restriction to permit the Fund to engage in securities, precious metals or other asset loan transactions to the extent permitted by the 1940 Act. Currently, the 1940 Act permits a fund to lend up to one-third of its total assets. In connection with this change the Fund's non-fundamental investment policy would also be amended to permit the Fund to lend assets representing up to one-third of its total assets.

         The Fund has no current intention of engaging in lending transactions. If the Fund engages in such transactions, it will enter into lending agreements that require that the loans be continuously secured by cash, securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, or any combination of cash and such securities, as collateral equal at all times to at least the market value of the assets lent. The Fund typically will receive the dividends and interest, if any, paid on the assets lent, while simultaneously earning interest on the collateral comprised of cash and fees to the extent of non-cash collateral. The Fund, in turn, may pay lending fees to broker/dealers to effect such transactions. There are risks to the Fund of delay in receiving additional collateral and risks of delay in recovery of, and failure to recover, the assets lent should the borrower fail financially or otherwise violate the terms of the lending agreement. However, loans will be made only to borrowers deemed by the Investment Manager to be of good standing and when, in the judgment of the Investment Manager, the consideration which can be earned currently from such lending transactions justifies the attendant risk. Any loan made by the Fund will provide that it may be terminated by either party upon reasonable notice to the other party.

         The Fund's current fundamental investment provision regarding lending also provides that not more than 10% of the Fund's net assets will, at any time, be subject to repurchase agreements which mature in more than seven days. The Board of Directors proposes to amend and reclassify, as non-fundamental, this part of the current provision. As discussed below, in connection with the amendment and reclassification of the Fund's fundamental limitation regarding restricted securities, the Board proposes to adopt a non-fundamental limitation regarding illiquid securities. Such limitation would cover repurchase agreements not entitling the holder to payment of principal within seven days. For discussion of this proposal, see Proposal 12 below.

PROPOSAL 2: PROPOSED AMENDMENT OF THE FUND'S FUNDAMENTAL INVESTMENT PROVISION REGARDING BORROWING AND THE ISSUANCE OF SENIOR SECURITIES.

         The  Board of  Directors  proposes  to  amend  the  Fund's  fundamental investment provision regarding borrowing to expand the Fund's borrowing abilities. In connection with this amendment, the Board also proposes the addition of a fundamental limitation concerning the issuance of senior securities.

         (a) Borrowing. Currently, the Fund may not borrow money or property (for example, securities), except that as a temporary measure for extraordinary purposes or emergencies the Fund may borrow from banks up to 5% of the value of its total assets. Occasionally, the Fund may need to borrow money in excess of this amount in unusual circumstances, such as to satisfy substantial shareholder redemption or exchange requests when available cash is insufficient. The Fund's current fundamental limitation provision unduly restricts the Fund's ability to borrow in these circumstances. Moreover, the Fund's current fundamental limitation provision is more restrictive than the 1940 Act's requirements for borrowing by open-end investment companies. The Board of Directors believes that the Fund should have additional flexibility, should circumstances warrant, to consider borrowing money. The proposed amendment to the fundamental limitation provision thus would permit the Fund to borrow money to the extent permitted by the 1940 Act. The 1940 Act permits an open-end investment company to engage in bank borrowings provided, that immediately after any such borrowing there is an asset coverage of at least 300% for all borrowings of such registered company. The 1940 Act further provides that if such asset coverage falls below 300% such registered company must, within three days thereafter (not including Sundays and holidays) reduce the amount of its borrowings to an extent that the asset coverage of such borrowings shall be at least 300%.

         Although the proposed amendment to the fundamental limitation provision would permit the Fund to use borrowing for leveraging or investment purposes, the Fund has no current intention of doing so. Accordingly, if the proposed amendment is approved by the shareholders, the Board of Directors also intends to adopt a non-fundamental limitation provision that would provide that the Fund may only borrow from a bank for temporary or emergency purposes or engage in reverse repurchase agreements in an amount up to one-third of its assets and that the Fund may not purchase securities for investment while any bank borrowing equaling 5% or more of its total assets is outstanding. If the Board were to change this non-fundamental limitation to enable the Fund to borrow for leveraging or investment, it would do so only after notice to shareholders.

         Under a reverse repurchase agreement, the Fund sells securities and agrees to repurchase them at a mutually agreed date and price. At the time the Fund enters into a reverse repurchase agreement, an approved custodian segregates cash or liquid, high grade debt securities having a value not less than the repurchase price (including accrued interest). The market value of securities sold under reverse repurchase agreements typically is greater than the proceeds of the sale, and accordingly, the market value of the securities sold is likely to be greater than the value of the securities in which the Fund invests those proceeds. Reverse repurchase agreements involve the risk that the buyer of the securities sold by the Fund might be unable to deliver them when the Fund seeks to repurchase. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Fund's obligation to repurchase the securities and the Fund's use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision.

         (b) Senior Securities. The Board of Directors proposes to add a new fundamental investment provision that would specify that certain activities of the Fund do not constitute the prohibited issuance of senior securities by the Fund. If this proposal is approved by the Fund's shareholders, a new provision will be added to provide that none of the following would be prohibited senior securities: (i) evidences of indebtedness that the Fund is permitted to incur,
(ii) the issuance of additional series or classes of securities that the Board of Directors may establish, (iii) the Fund's futures, options and forward transactions, and (iv) to the extent consistent with the 1940 Act and applicable rules and policies adopted by the Securities and Exchange Commission, (A) the establishment or use of a margin account with a broker for the purpose of effecting securities transactions on margin and (B) short sales. For additional discussion of the Fund's present and proposed authority with respect to futures, options and forward transactions, see Proposal 5, below. The Fund does not believe it is currently prohibited from engaging in any of these activities. Nevertheless, the Board of Directors believes that the addition of this provision would remove any potential uncertainty in this regard.

PROPOSAL 3. PROPOSED AMENDMENT OF THE FUND'S FUNDAMENTAL INVESTMENT PROVISION REGARDING UNDERWRITING SECURITIES.

         The Board of Directors proposes to amend the Fund's fundamental investment provision which prohibits the underwriting of securities to clarify that this provision does not apply to the extent the Fund may be deemed an underwriter under the Federal securities laws in connection with the disposition of the Fund's authorized investments. The Fund does not interpret the current provision as prohibiting the Fund from disposing of any of its investments. Nevertheless, the Board of Directors believes that the proposed amendment of this provision would remove any potential uncertainty in this regard.

PROPOSAL 4. PROPOSED AMENDMENT OF THE FUND'S FUNDAMENTAL INVESTMENT PROVISION REGARDING THE PURCHASE OR SALE OF REAL ESTATE.

         The Board of Directors proposes to amend the Fund's fundamental investment provision which prohibits the purchase or sale by the Fund of real estate to clarify that the Fund would not be prohibited from investing in securities, excluding limited partnership interests, secured by real estate or interests therein or issued by companies which invest in real estate or interests therein. This provision has been adopted to address the "blue sky" requirements of certain states in connection with the registration of shares of the Fund for sale, as well as certain requirements of the 1940 Act. However, the Fund's current restriction is more restrictive than what is required by the 1940 Act and the "blue sky" provisions. Accordingly, the Board of Directors proposes amending the Fund's fundamental investment provision to maximize the Fund's flexibility, consistent with the 1940 Act and the various states' "blue sky" requirements.

Amendment and Reclassification of Certain Provisions

PROPOSAL 5. PROPOSED AMENDMENT AND RECLASSIFICATION OF THE FUND'S FUNDAMENTAL INVESTMENT PROVISION REGARDING COMMODITIES.

         The Board of Directors proposes to amend in part and reclassify in part as non-fundamental the Fund's fundamental investment provision regarding commodities to provide the Fund with greater flexibility in connection with options, futures and forward contract transactions. Currently, the Fund is subject to a fundamental investment restriction that the Fund will not invest in any commodities other than gold, silver and platinum, and will not invest in commodities futures contracts other than gold and silver futures contracts. The provision would be amended to expressly permit the Fund to enter into commodity and other futures contracts and options thereon, options on commodities, including foreign currencies and precious metals, and forward contracts on commodities, including foreign currencies and precious metals. In conjunction with shareholder approval of such amendment, the Board of Directors intends to adopt, as non-fundamental investment provisions, the following provisions with respect to futures contracts and options. To the extent that the Fund enters into futures contracts, options on futures contracts and options on foreign currencies traded on a CFTC-regulated exchange, in each case that are not for bona fide hedging purposes (as defined by the CFTC), the aggregate initial margin and premiums required to establish these positions (excluding the amount by which options are "in-the-money") may not exceed 5% of the liquidation value of the Fund's portfolio, after taking into account unrealized profits and unrealized losses on any contracts the Fund has entered into. The aggregate value of securities underlying put options on securities written by the Fund, determined as of the date the put options are written, will not exceed 25% of the Fund's net assets and the aggregate value of securities underlying call options on securities written by the Fund, determined as of the date the call options are written, will not exceed 25% of the Fund's net assets. The Fund may purchase a put or call option on a security or security index, including any straddles or spreads, only if the value of its premium, when aggregated with the premiums on all other such instruments held by the Fund, does not exceed 5% of the Fund's total assets. As with other non-fundamental provisions, these may be changed by the Board of Directors without shareholder vote.

         The Fund may purchase and write put and call options on securities (both equity and debt), securities indices, precious metals and currencies. These options may be exchange traded or over-the-counter ("OTC") options. Exchange- traded options in the U.S. are issued by a clearing organization affiliated with the exchange on which the option is listed, which, in effect, guarantees completion of every exchange-traded option transaction. In contrast, OTC options are contracts between the Fund and its counterparty with no clearing organization guarantee. Thus, when the Fund purchases an OTC option, it relies on the dealer from which it has purchased the OTC option to make or take delivery of the securities or other instrument underlying the option. Failure by the dealer to do so would result in the loss of any premium paid by the Fund as well as the loss of the expected benefit of the transaction.

         If shareholders approve Proposal 5, the Fund may use its options, futures and forward contract strategies for hedging and yield or income enhancement purposes. For example, the Fund could purchase call options on securities that the Investment Manager intends to include in the Fund's portfolio in order to fix the cost of a future purchase or to attempt to enhance return by, for example, participating in an anticipated price increase of a security. The Fund could purchase put options on securities to hedge against a decline in the market value of securities held in the Fund's portfolio or to attempt to enhance yield or income. The Fund could write (sell) put and call options on securities to enhance yield or income or as a limited hedge. The Fund could purchase and sell these instruments in order to attempt to hedge against changes in securities prices, interest rate or foreign currency exchange rates or precious metal prices or to enhance yield or income.

         Strategies with options, futures, and forward currency contracts may be limited by market conditions, regulatory limits and tax considerations, and the Fund might not employ any of the strategies described above. There can be no assurance that any hedging or yield or income strategy used will be successful. The loss from investing in certain of these instruments is potentially unlimited. Options and futures may fail as hedging techniques in cases where price movements of the instruments underlying the options and futures do not follow the price movements of the instrument subject to the hedge. Gains and losses on investments in options and futures depend on the Investment Manager's ability to predict correctly the direction of stock prices, interest rates, foreign currency exchange rates, precious metals prices, and other economic factors. In addition, the Fund will likely be unable to control losses by closing its position where a liquid secondary market does not exist and there is no assurance that a liquid secondary market for all of these instruments will always exist. It also may be necessary to defer closing out hedged positions to avoid adverse tax consequences.

           Transactions using these instruments, other than purchased options, expose the Fund to an obligation to another party. The Fund will not enter into any such transactions unless it owns either (1) an offsetting ("covered") position in securities, currencies or other options, futures contracts or forward contracts, or (2) cash, receivables and short-term debt securities, with a value sufficient at all times to cover its potential obligations to the extent not covered as provided in (1) above. The Fund would comply with SEC guidelines regarding cover for these instruments and will, if the guidelines so require, set aside cash, U.S. Government securities or other liquid, high-grade debt securities in a segregated account with its custodian in the prescribed amount as determined daily on a mark-to-market basis.

         Assets used as cover or held in a segregated account cannot be sold while the position in the corresponding instrument is open, unless they are replaced with other appropriate assets. As a result, the commitment of a large portion of the Fund's assets to cover or segregate accounts could impede portfolio management or the Fund's ability to meet redemption requests or other current obligations.

PROPOSAL 6. PROPOSED AMENDMENT AND RECLASSIFICATION OF THE FUND'S FUNDAMENTAL RESTRICTION REGARDING INVESTMENTS IN EXPLORATION OR DEVELOPMENT PROGRAMS, SUCH AS OIL OR GAS PROGRAMS.

         The Board of Directors proposes to amend and reclassify, as non-fundamental, the Fund's fundamental investment provision regarding investments in exploration or development programs, such as oil or gas programs. The Fund is not required to have a fundamental restriction with respect to oil, gas or mineral investments, but certain state securities rules require that the Fund establish at least a non-fundamental restriction on this subject. In order to maximize the Fund's flexibility in the event of future changes in state securities rules or policies, the Board believes that the Fund's restrictions on oil, gas and mineral investments should be made non-fundamental.

         The non-fundamental restriction adopted by the Board will establish exceptions that serve to clarify the limited scope of the restriction by expressly excepting out certain investments. Also, since the applicable state requirements relate only to oil, gas and mineral leases and development programs, the non-fundamental restriction applies only to them and not to other investments relating to oil, gas or minerals.

PROPOSAL 7. PROPOSED AMENDMENT AND RECLASSIFICATION OF THE FUND'S FUNDAMENTAL INVESTMENT PROVISION REGARDING MARGIN PURCHASES AND SHORT SALES.

         The Board of Directors proposes to amend and reclassify, as non-fundamental, the Fund's fundamental investment provision which prohibits the Fund from purchasing securities on margin or making short sales. Margin purchases involve the purchase of securities with money borrowed from a broker. "Margin" is the cash or eligible securities that the borrower places with the broker as collateral against the borrowed money. In a short sale, the Fund sells a borrowed security and has a corresponding obligation to the lender to return the identical security. A short sale against the box is a short sale where, at the time of the sale, the Fund owns or has an immediate and unconditional right to acquire securities identical in kind and amount to the securities sold.

         If the Fund's shareholders approve this proposal, the Board of Directors intends to adopt two non-fundamental policies that would: (a) prohibit margin purchases generally, but would permit the purchase of securities on margin to obtain such short term credits as are necessary for the clearance of transactions; and (b) prohibit short sales generally, but would permit the Fund to engage in short sales under certain circumstances such as (i) buying and selling options, futures contracts, options on futures contracts, and forward contracts, and (ii) short sales against the box, where the Fund owns or, by virtue of its ownership of other securities, has the unconditional right to obtain at no added cost securities identical to those sold short.

           The Fund does not intend to dispose of the securities underlying a short sale while a short sale is outstanding. The Fund also does not intend to engage in short sales against the box for investment purposes, but rather to defer recognition of gain or loss for tax purposes, or to satisfy certain requirements applicable to regulated investment companies under the Internal Revenue Code. The Board of Directors currently expects that the Fund will engage in short sales against the box as a hedge when the Investment Manager believes that the price of a security may decline, or when the Fund wants to sell the security it owns at the current price. The Investment Manager currently anticipates that no more than 5% of the Fund's total assets would be involved in short sales against the box.

         The Board of Directors believes authority to sell short against the box may enhance the Investment Manager's flexibility to time the disposition of portfolio securities. The amendment to the Fund's investment provisions regarding purchasing securities on margin does not reflect a change in the Fund's operations but is intended merely to clarify the Fund's existing policy with regard to this practice.

PROPOSAL 8. PROPOSED AMENDMENT AND RECLASSIFICATION OF THE FUND'S FUNDAMENTAL INVESTMENT PROVISION REGARDING INVESTMENTS IN OTHER INVESTMENT COMPANIES.

         The Board of Directors proposes to amend and reclassify, as non-fundamental, the Fund's fundamental investment provision which prohibits the Fund's investments in other investment companies, except as a part of a plan of merger, acquisition or consolidation. This provision is not required to be fundamental. Furthermore, the Fund's current restriction limits the Fund's investments in such securities to an extent that is more restrictive than that required by the 1940 Act and the applicable rules and policies adopted by the SEC. If the shareholders approve this proposal, the Board of Directors intends to adopt a non-fundamental provision that would expand the Fund's ability to acquire securities of other investment companies to a limited extent, consistent with the 1940 Act. Accordingly, the non-fundamental restriction would prohibit the Fund's acquisition of the securities of any investment company except (a) by purchase in the open market where no commission or profit to a sponsor or dealer results from such purchase, provided that immediately after such purchase no more than: 10% of the Fund's total assets are invested in securities issued by investment companies, 5% of the Fund's total assets are invested in securities issued by any one investment company, or 3% of the voting securities of any one such investment company are owned by the Fund, and (b) when such purchase is part of a plan of merger, consolidation, reorganization or acquisition of assets.

PROPOSAL          9.  PROPOSED  AMENDMENT  AND  RECLASSIFICATION  OF THE  FUND'S
                  FUNDAMENTAL   INVESTMENT   PROVISION   REGARDING  PLEDGING  OR
                  MORTGAGING ITS ASSETS.

         The Board of Directors proposes to amend and reclassify, as non-fundamental, the Fund's investment provision which provides that the Fund may not pledge or mortgage its assets, except to the extent that writing covered call options may be deemed to be pledging or mortgaging assets. This provision is not required to be fundamental. Furthermore, the Fund's current restriction limits the Fund's pledging or mortgaging of its assets to an extent that is more restrictive than that required by the "blue sky" provisions. If the shareholders approve this proposal, the Board of Directors intends to adopt a non-fundamental provision that would expand the Fund's ability to pledge and mortgage its assets. Accordingly, the non-fundamental restriction would provide that the Fund may not mortgage, pledge or hypothecate any assets in excess of one-third of the Fund's total assets.

PROPOSAL 10. PROPOSED AMENDMENT AND RECLASSIFICATION OF THE FUND'S FUNDAMENTAL INVESTMENT PROVISION REGARDING INVESTMENTS IN SECURITIES OF UNSEASONED ISSUERS.

         The Board of Directors proposes to amend and reclassify, as non-fundamental, the Fund's fundamental investment provision which limits the Fund's investments in securities of companies, including any predecessors, less than three years old. This provision has been adopted by the Fund to address the "blue sky" requirements of certain states in connection with the registration of shares of the Fund for sale. Those states do not require the provision to be fundamental. In order to maximize the Fund's flexibility in the event of future changes in state securities rules or policies, the Board believes that the Fund's restriction on investments in securities of unseasoned issuers should be made non-fundamental. In connection with the reclassification of this provision, certain editorial changes will be made to conform it to the restrictions of other funds managed by affiliates of the Investment Manager.

PROPOSAL 11. PROPOSED AMENDMENT AND RECLASSIFICATION OF THE FUND'S FUNDAMENTAL INVESTMENT PROVISION REGARDING INVESTMENTS IN SECURITIES OF A COMPANY IF THOSE OFFICERS OR DIRECTORS OF THE FUND, WHO OWN 1/2 OF 1% OR MORE OF THE COMPANY'S SECURITIES, OWN TOGETHER MORE THAN 5% OF THE COMPANY'S SECURITIES.

         The Board of Directors proposes to amend and reclassify, as non-fundamental, the Fund's fundamental investment provision which prohibits the Fund from buying any securities of a company if the officers or directors of the Fund, who own 1/2 of 1% or more of the company's securities, together own more than 5% of the company's securities. This provision has been adopted by the Fund to address the "blue sky" requirements of certain states in connection with the registration of shares of the Fund for sale. Those states do not require the provision to be fundamental. In order to maximize the Fund's flexibility in the event of future changes in state securities rules or policies, the Board believes that this restriction should be made non-fundamental. In connection with the reclassification of this provision, the provision will be amended to cover the Fund's sub-adviser as well as the Investment Manager. In addition, certain editorial changes will be made to conform it to the restrictions of other funds managed by affiliates of the Investment Manager.

PROPOSAL 12. PROPOSED AMENDMENT AND RECLASSIFICATION OF THE FUND'S FUNDAMENTAL INVESTMENT PROVISION REGARDING THE PURCHASE OF RESTRICTED SECURITIES.

         The Board of Directors proposes to amend and reclassify, as non-fundamental, the Fund's fundamental investment provision which limits the Fund's investments in restricted securities. Restricted securities are securities which may not be offered or sold to the public without prior registration under the Securities Act of 1933 ("1933 Act"). The provision has been adopted by the Fund to address the "blue sky" requirements of certain states in connection with the registration of shares of the Fund for sale. Those states do not require the provision to be fundamental. In order to maximize the Fund's flexibility in the event of future changes in state securities rules or policies, the Board believes that the Fund's investment provision on restricted securities should be made non-fundamental. In connection with the reclassification of its provision, and if this proposal is approved by shareholders, the Board of Directors intends to adopt a non-fundamental investment provision regarding the purchase of illiquid assets. An open-end investment company may not hold a significant amount of illiquid assets because such assets may present problems of accurate valuation and because it is possible that the investment company would have difficulty satisfying redemptions within seven days, as required by law. Accordingly, if this proposal is approved by shareholders, the Board of Directors intends to adopt a non-fundamental limitation provision that would limit the amount the Fund may invest in (a) illiquid assets (a term which means assets that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the assets), including repurchase agreements not entitling the holder to payment of principal within seven days, to 15% of the Fund's net assets and (b) securities that are illiquid by virtue of restrictions on the sale of such securities to the public without registration under the 1933 Act to 10% of the Fund's total assets.

         For purposes of the proposed non-fundamental limitation on investments in illiquid assets, the Fund would be permitted to exclude securities that are determined to be liquid. The Board of Directors has ultimate responsibility for determining whether specific securities are liquid or illiquid. The Board intends to delegate the function of making day-to-day determinations of liquidity to the Investment Manager, pursuant to guidelines approved by the Board. The Investment Manager takes into account a number of factors in reaching liquidity decisions, including (1) the frequency of trades and quotes for the security, (2) the number of dealers willing to purchase or sell the security and the number of other potential purchasers, (3) dealer undertakings to make a market in the security, and, (4) the nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer).

         Rule 144A under the 1933 Act establishes a "safe harbor" from the registration requirements of the 1933 Act for resales of certain securities to qualified institutional buyers. Pursuant to Rule 144A, the institutional restricted securities market may provide both readily ascertainable values for restricted securities and the ability to liquidate an investment. Investing in Rule 144A securities could have the effect of increasing the level of Fund illiquidity to the extent that qualified institutional buyers become, for a time, uninterested in purchasing these securities.

Elimination of Certain Provision

PROPOSAL 13. PROPOSED ELIMINATION OF THE FUND'S FUNDAMENTAL INVESTMENT PROVISION REGARDING THE FUND'S INVESTMENTS IN A SINGLE ISSUER.

         The Board of Directors proposes to eliminate the Fund's fundamental investment provision which relates to the Fund's investments in a single issuer, so that the Fund would be subject to less restrictive diversification requirements. Currently, the Fund is prohibited from investing more than 5% of its net assets (taken at the lower of cost or value) in securities of any one company. The Fund is also limited in its investment in a single company to not more than 10% of that company's outstanding voting securities. The Fund is non-diversified as defined in the 1940 Act. As a non-diversified investment company, the 1940 Act does not limit the amount the Fund may invest in the securities of a single issuer. Upon elimination of the fundamental provision, however, the Fund intends to continue to qualify as a "regulated investment company" for Federal income tax purposes. This means, in general, that more than 5% of the Fund's total assets may be invested in the securities of one issuer (including a foreign government), but only if at the close of each quarter of the Fund's taxable year, the aggregate amount of such holdings does not exceed 50% of the value of its total assets and no more than 25% of the value of its total assets is invested in the securities of a single issuer. The elimination of this provision would provide the Investment Manager with greater investment flexibility in managing the Fund's portfolio. However, to the extent that the Fund's portfolio at times might include the securities of a smaller number of issuers than if it were subject to the provision, the Fund will at such times be subject to greater risk with respect to its portfolio securities than a fund that invests in a broader range of securities, in that changes in the financial condition or market assessment of a single issuer may cause greater fluctuation in the Fund's total return and the price of the Fund's shares.

                             THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
PROPOSALS 1 THROUGH 13.


                             ADDITIONAL INFORMATION

         On or about August 28, 1995, the Investment Manager purchased from Excel Advisors, Inc. the assets that related to the management of Excel Midas Gold Shares, Inc. ("Midas Gold") (the Fund's predecessor) for $182,500 and in connection therewith paid Lion Resource Management Limited, the Fund's Subadviser, a finder's fee of $10,000. In connection with this sale of assets, shareholders of Midas Gold approved a reorganization agreement whereby all, or substantially all, of Midas Gold's assets were transferred to the Fund. The reorganization was structured as a change in domicile from a Minnesota corporation to a Maryland corporation. Currently, the Investment Manager beneficially owns less than 1% of the outstanding voting securities of the Fund.

                              SHAREHOLDER PROPOSALS

         Under Maryland law and the Fund's By-Laws, the Fund is currently not required to hold an annual meeting in any year in which the election of directors is not required to be acted upon by the provisions of the 1940 Act. Any shareholder who wishes to submit proposals to be considered at a meeting of shareholders should send such proposals to the Fund at 11 Hanover Square, New York, New York 10005. Proposals must be received a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in the materials for that meeting. Timely submission of a proposal does not necessarily mean that such proposal will be included.

                                 OTHER BUSINESS

         Management knows of no business to be presented to the Meeting other than the matters set forth in this proxy statement, but should any other matter requiring a vote of shareholders arise, the proxies will vote thereon according to their best judgment in the interest of the Fund. In addition to solicitations through the mails, the Fund may, if necessary to obtain the requisite representation of shareholders, solicit proxies by telephone, telegraph and personal interview by employees or through securities dealers, and it is contemplated that Shareholders Communication Corporation, 80 Pearl Street, 9th Floor, New York, New York, will be retained specially for this purpose, for a fee of $3,500, provided shareholder approval of the proposals is obtained and subject to certain assumptions, plus out-of-pocket expenses and disbursements. The cost of soliciting proxies, including the preparation and mailing of the proxy and proxy statement and including reimbursement to dealers and others who forward proxy material to their clients, will be borne by the Fund.


         IN ORDER THAT THE  PRESENCE  OF A QUORUM AT THE MEETING MAY BE ASSURED,
PROMPT   EXECUTION   AND  RETURN  OF  THE  ENCLOSED   PROXY  IS   REQUESTED.   A
SELF-ADDRESSED, POSTAGE- PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                         By order of the Board of Directors,




                                         WILLIAM J. MAYNARD
                                         Secretary
March 25, 1996

                                    EXHIBIT A

                   PROPOSED FUNDAMENTAL INVESTMENT LIMITATIONS


The Fund may not:

1. Borrow money, except to the extent permitted by the Investment Company Act of 1940 ("1940 Act");

2. Engage in the business of underwriting the securities of other issuers, except to the extent that the Fund may be deemed to be an underwriter under the Federal securities laws in connection with the disposition of the Fund's authorized investments;

3. Purchase or sell real estate, provided that the Fund may invest in securities (excluding limited partnership interests) secured by real estate or interests therein or issued by companies which invest in real estate or interests therein;

4. Purchase or sell physical commodities (other than precious metals), although it may enter into (a) commodity and other futures contracts and options thereon, (b) options on commodities, including foreign currencies and precious metals, (c) forward contracts on commodities, including foreign currencies and precious metals, and (d) other financial contracts or derivative instruments;

5. Lend its assets, provided however, that the following are not prohibited: (a) the making of time or demand deposits with banks, (b) the purchase of debt securities such as bonds, debentures, commercial paper, repurchase agreements and short term obligations in accordance with the Fund's investment objectives and policies, and (c) engaging in securities, precious metals, and other asset loan transactions to the extent permitted by the 1940 Act; or

6. Issue senior securities as defined in the 1940 Act. The following will not be deemed to be senior securities prohibited by this provision: (a) evidences of indebtedness that the Fund is permitted to incur, (b) the issuance of additional series or classes of securities that the Board of Directors may establish, (c) the Fund's futures, options, and forward transactions, and (d) to the extent consistent with the 1940 Act and applicable rules and policies adopted by the Securities and Exchange Commission, (i) the establishment or use of a margin account with a broker for the purpose of effecting securities transactions on margin and (ii) short sales.


                 PROPOSED NON-FUNDAMENTAL INVESTMENT LIMITATIONS

(i) The Fund's investments in warrants, valued at the lower of cost or market, may not exceed 5% of the value of its net assets, which amount may include warrants which are not listed on the New York or American Stock Exchange provided that such warrants, valued at the lower of cost or market, do not exceed 2% of the Fund's net assets, and further provided that this restriction does not apply to warrants attached to, or sold as a unit with, other securities;

(ii) The Fund may not invest in interests in oil, gas or other mineral exploration or development programs or leases, although it may invest in the securities of issuers which invest in or sponsor such programs or such leases;

(iii)    The Fund may not  invest  more than 5% of its assets in  securities  of
         companies   having  a  record  of  less  than  three  years  continuous operations (including operations of predecessors);

(iv) The Fund may not purchase or otherwise acquire any security or invest in a repurchase agreement if, as a result, (a) more than 15% of the Fund's net assets (taken at current value) would be invested in illiquid assets, including repurchase agreements not entitling the holder to payment of principal within seven days, or (b) more than 10% of the Fund's total assets would be invested in securities that are illiquid by virtue of restrictions on the sale of such securities to the public without registration under the 1933 Act;

(v) The Fund may not make short sales of securities or maintain a short position, except (a) the Fund may buy and sell options, futures contracts, options on futures contracts, and forward contracts, and (b) the Fund may sell "short

                                       A-1






         against the box" where, by virtue of its ownership of other securities, the Fund owns or has the unconditional right to obtain at no added cost securities identical to those sold short;

(vi) The Fund may not purchase securities on margin, except that the Fund may obtain such short term credits as are necessary for the clearance of transactions, and provided that margin payments and other deposits made in connection with transactions in options, futures contracts, forward contracts and other derivative instruments shall not be deemed to constitute purchasing securities on margin;

(vii) The Fund may not purchase or retain securities of any issuer if those officers or Directors of the Fund, its investment manager or its subadviser who each own beneficially more that 1/2 of 1% of the securities of an issuer own beneficially together more than 5% of the securities of that issuer;

(viii) The Fund may not purchase the securities of any investment company except (a) by purchase in the open market where no commission or profit to a sponsor or dealer results from such purchase, provided that immediately after such purchase no more than: 10% of the Fund's total assets are invested in securities issued by investment companies, 5% of the Fund's total assets are invested in securities issued by any one investment company, or 3% of the voting securities of any one such investment company are owned by the Fund, and (b) when such purchase is part of a plan of merger, consolidation, reorganization or acquisition of assets;

(ix) The Fund may not borrow, except (a) from a bank for temporary or emergency purposes (not for leveraging or investment) or (b) by engaging in reverse repurchase agreements, provided however, that borrowings pursuant to (a) and (b) do not exceed an amount equal to one-third of the total value of the Fund's assets taken at market value, less liabilities other than borrowings. The Fund may not purchase securities for investment while any bank borrowing equaling 5% or more of its total assets is outstanding. If at any time the Fund's borrowings come to exceed the limitation set forth in (1) above, such borrowing will be promptly (within three days, not including Sundays and holidays) reduced to the extent necessary to comply with this limitation;

(x) The aggregate value of securities underlying put options on securities written by the Fund, determined as of the date the put options are written, will not exceed 25% of the Fund's net assets, and the aggregate value of securities underlying call options on securities written by the Fund, determined as of the date the call options are written, will not exceed 25% of the Fund's net assets;

(xi) The Fund may purchase a put or call option on a security or a security index, including any straddles or spreads, only if the value of its premium, when aggregated with the premiums on all other such instruments held by the Fund, does not exceed 5% of the Fund's total assets;

(xii) To the extent that the Fund enters into futures contracts, options on futures contracts and options on foreign currencies traded on a CFTC-regulated exchange, in each case that are not for bona fide hedging purposes (as defined by the Commodity Futures Trading Commission), the aggregate initial margin and premiums required to establish these positions (excluding the amount by which options are "in-the-money") may not exceed 5% of the liquidation value of the Fund's portfolio, after taking into account unrealized profits and unrealized losses on any contracts the Fund has entered into; and

(xiii) The Fund may not mortgage, pledge or hypothecate any assets in excess of one-third of the Fund's total assets.

                                       A-2






                                                                          PROXY


                                MIDAS FUND, INC.

                  The  undersigned  hereby appoints Thomas B. Winmill and Robert
         D. Anderson, and each of them, with full power of substitution, to vote as designated below all shares of common stock of Midas Fund, Inc. (the "Fund") which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on April 25, 1996 and any adjournment thereof, revoking all proxies heretofore given, upon the proposals described in the proxy statement.

1.   The  approval  of  the   amendment,   in  part,   and  the   amendment  and
     reclassification, in part, of the Fund's fundamental investment provision regarding lending and investments in repurchase agreements which mature in more than seven days.
                  o                 o                o
                  FOR               ABSTAIN          AGAINST

2. The approval of the amendment of the Fund's fundamental investment provision regarding borrowing and the issuance of senior securities.

                  o                 o                o
                  FOR               ABSTAIN          AGAINST

3. The approval of the amendment of the Fund's fundamental investment provision regarding underwriting securities.
                  o                 o                o
                  FOR               ABSTAIN          AGAINST

4. The approval of the amendment of the Fund's fundamental investment provision regarding the purchase or sale of real estate.
                  o                 o                o
                  FOR               ABSTAIN          AGAINST

5.   The  approval  of  the  amendment  and   reclassification   of  the  Fund's
     fundamental investment provision regarding commodities.

                  o                 o                o
                  FOR               ABSTAIN          AGAINST

6.   The  approval  of  the  amendment  and   reclassification   of  the  Fund's
     fundamental restriction regarding investments in exploration or development programs, such as oil or gas programs.
                  o                 o                o
                  FOR               ABSTAIN          AGAINST

7.   The  approval  of  the  amendment  and   reclassification   of  the  Fund's
     fundamental  investment  provision  regarding  margin  purchases  and short sales.
                  o                 o                o
                  FOR               ABSTAIN          AGAINST

8.   The  approval  of  the  amendment  and   reclassification   of  the  Fund's
     fundamental investment provision regarding investments in other investment companies.
                  o                 o                o
                  FOR               ABSTAIN          AGAINST









9.   The  approval  of  the  amendment  and   reclassification   of  the  Fund's
     fundamental  investment  provision  regarding  pledging or  mortgaging  its assets.
                  o                 o                o
                  FOR               ABSTAIN          AGAINST

10.  The  approval  of  the  amendment  and   reclassification   of  the  Fund's
     fundamental investment provision regarding investments in securities of unseasoned issuers.

                  o                 o                o
                  FOR               ABSTAIN          AGAINST

11.  The  approval  of  the  amendment  and   reclassification   of  the  Fund's
     fundamental investment provision regarding investments in securities of a company if those officers or directors of the Fund, who own 1/2 of 1% or more of the company's securities, own together more than 5% of the company's securities.

                  o                 o                o
                  FOR               ABSTAIN          AGAINST

12.  The  approval  of  the  amendment  and   reclassification   of  the  Fund's
     fundamental investment provision regarding the purchase of restricted securities.

                  o                 o                o
                  FOR               ABSTAIN          AGAINST

13. The approval of the elimination of the Fund's fundamental investment provision regarding the Fund's investments in a single issuer.

                  o                 o                o
                  FOR               ABSTAIN          AGAINST

14. In their discretion the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.
















THIS PROXY, IF PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR ALL PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE FUND'S BOARD OF DIRECTORS.


                            __________________________(L.S.)
                            Signature


                            __________________________(L.S.)
                            Signature

                          Dated _________________, 1996

                        PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF SHARES ARE REGISTERED IN MORE THAN ONE NAME, ALL SHOULD SIGN BUT IF ONE SIGNS, IT BINDS THE OTHERS. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, AGENT, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AN AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.



                         TO AVOID EXPENSES OF ADJOURNING THE MEETING, PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.